EXHIBIT 10.5

JOINT FILING AGREEMENT

                               The undersigned hereby agree that the statement on Schedule 13D dated January 23, 2006, with respect to the common stock, par value of $0.10 of E-Z-EM, Inc., a Delaware corporation, is, and any amendments thereto signed by each of the undersigned shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k)(1) under the Securities Exchange Act of 1934.

                               IN WITNESS WHEREOF, the undersigned have each executed this Joint Filing Agreement as of January 23, 2006.

Estate of Howard S. Stern

By:	/s/ Linda B. Stern
Name: Linda B. Stern
Title: Executor

/s/ Linda B. Stern
Linda B. Stern